Exhibit 99.1

VSE CORPORATION ANNOUNCES PROPOSED OFFERING OF ITS COMMON STOCK

ALEXANDRIA, Va., January 28, 2021 - VSE Corporation (NASDAQ: VSEC), a leading provider of aftermarket distribution and maintenance, repair and overhaul (MRO) services for land, sea and air transportation assets in the public and private sectors, today announced it has commenced an underwritten public offering, subject to market and other conditions, of shares of its common stock pursuant to an effective shelf registration statement. In addition, VSE intends to grant the underwriters an option for a period of 30 days to purchase up to an additional 15% of the shares of common stock offered in the public offering.

VSE expects to use the net proceeds from this offering for general corporate purposes, which may include among other things, financing strategic acquisitions, working capital requirements for new program launches, and repaying outstanding borrowings under its revolving credit facility.

William Blair & Company, L.L.C. and Canaccord Genuity LLC are acting as joint book-running managers and representatives of the underwriters for the offering.

A shelf registration statement relating to the securities being offered has been filed with the Securities and Exchange Commission (the “SEC”) and has been declared effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction. The offering is being made only by means of a preliminary prospectus supplement and accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available free of charge on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to this offering of securities may also be obtained from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com or Canaccord Genuity LLC, 99 High Street, 12th Floor, Boston, MA 02110, Attention: Syndicate Department, or by email at prospectus@cgf.com.

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets for government and commercial markets. Core services include maintenance, repair and overhaul (MRO) services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services. For additional information regarding VSE’s services and products, visit us at www.vsecorp.com.

FORWARD-LOOKING STATEMENTS

This press release may contain statements that, to the extent they are not recitations of historical fact, constitute "forward looking statements" within the meaning of applicable U.S. federal securities laws. All such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of such safe harbor provisions.

“Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,”

“intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

These statements speak only as of the date of this press release and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements relate to, among other things, our intent, belief or current expectations with respect to: our future financial condition, results of operations or prospects; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation:
•delays in contract awards and funding due to uncertain government budgets and shifting government priorities;

•the impact on our business, results of operations and financial condition from the ongoing and global COVID-19 pandemic, or any other pandemic, epidemic or outbreak of infectious disease in the United States or globally;

•intense competition from existing and new competitors;

•our ability to renew and/or maintain certain programs that comprise a material portion of our revenue;

•changes in procurement processes and government regulations and our ability to comply with such requirements;

•the performance of the aviation aftermarket, which could be impacted by lower demand for business aviation and commercial air travel or airline fleet changes causing lower demand for our goods and services;

•our ability to successfully execute our acquisition strategy;

•changes in future business conditions, which could negatively impact our business investments, recorded goodwill, and/or purchased intangible assets;

•the adverse impact of government audits or investigations on our business;

•changes in governmental rules and regulations, including with respect to environmental matters, and related costs and liabilities;

•adverse economic conditions in the United States and globally;

•security threats, including cyber security threats, and related disruptions;

•our dependence on access to and performance of third‑party package delivery companies;

•our high level of indebtedness;

•our ability to raise capital to fund our operations; and

•the other risk factors mentioned under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and our other filings with the SEC from time to time.

You are advised, however, to consult any further disclosures we make on related subjects in our periodic reports on Forms 10-K, 10-Q or 8-K filed or furnished to the SEC.

INVESTOR RELATIONS CONTACT: Noel Ryan | Phone: 720.778.2415 | Investors@vsecorp.com

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